Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Integra Resources Corp
Reporting Year	From	1/1/2024	To:	12/31/2024	Date submitted	9/3/2025
Reporting Entity ESTMA Identification Number	E671462		Original Submission Amended Report		Report Version 2
Other Subsidiaries Included (optional field)	Integra Holdings Canada Inc., Integra Holdings US Inc., DeLamar Mining Company, Millennial Precious Metals Corp., Millennial Silver Corp., Millennial Silver Nevada Inc., Millennial NV LLC, Millennial Development LLC, Millennial Red Canyon LLC, Millennial Arizona LLC, Argonaut Gold (US) Inc., Rye Patch Mining US Inc., Rye Patch Gold US Inc., RP Dirt Inc., Standard Gold Mining Inc. and Florida Canyon Mining Inc.

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	Alio Gold (US) Inc. (E310952), Florida Canyon Gold Inc. (E754838)

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Andree St-Germain				Date	9/3/2025
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Integra Resources Corp				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E671462
Subsidiary Reporting Entities (if necessary)	Alio Gold (US) Inc. (E310952), Florida Canyon Gold Inc. (E754838)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
United States of America	Government of the United States of America	Department of Interior: Bureau of Land Management			1,641,412					1,641,412	Fee and tax amounts were converted using the average exchange rate for the year ended December 31, 2024 of 1 US$ = 1.3698 C$
United States of America	State of Arizona	State Land Department			176,704					176,704	Fee amounts were converted using the average exchange rate for the year ended December 31, 2024 of 1 US$ = 1.3698 C$
United States of America	State of Nevada	Department of Taxation	1,370,866							1,370,866	Tax amounts were converted using the average exchange rate for the year ended December 31, 2024 of 1 US$ = 1.3698 C$
United States of America	State of Nevada	Nevada Division of Environmental Protection: Bureau of Water Quality Planning			112,430					112,430	Fee amounts were converted using the average exchange rate for the year ended December 31, 2024 of 1 US$ = 1.3698 C$
United States of America	Government of the United States of America	Department of Interior			149,965					149,965	Fee and tax amounts were converted using the average exchange rate for the year ended December 31, 2024 of 1 US$ = 1.3698 C$

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Integra Resources Corp				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E671462
Subsidiary Reporting Entities (if necessary)	Alio Gold (US) Inc. (E310952), Florida Canyon Gold Inc. (E754838)

Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]

Additional Notes:	Integra Resources Corp acquired Florida Canyon Gold Inc. and its subsidiaries Alio Gold (US) Inc., Argonaut Gold (US) Inc., Rye Patch Mining US Inc., Rye Patch Gold US Inc., RP Dirt Inc., Standard Gold Mining Inc. and Florida Canyon Mining Inc. on November 8, 2024. This report includes both the pre- and post- acquisition reportable payments for Florida Canyon Gold Inc. and its subsidiaries. Due to the listing of and subsequent delisting of Florida Canyon Gold Inc. from July 16 to Nov 12, 2024, reportable payments are only included for that period. This amended report has been filed to correct an error identified in the “Payments by Project” table. The correction relates to the amounts disclosed under Taxes and Fees for the Florida Canyon Mine. The corrected figures are reflected in this amended version. No other sections of the report were affected by this revision.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Integra Resources Corp				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E671462
Subsidiary Reporting Entities (if necessary)	Alio Gold (US) Inc. (E310952), Florida Canyon Gold Inc. (E754838)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	DeLamar Project			645,829					645,829	Fee amounts were converted using the average exchange rate for the year ended December 31, 2024 of 1 US$ = 1.3698 C$
United States of America	Nevada North Project			328,752					328,752	Fee amounts were converted using the average exchange rate for the year ended December 31, 2024 of 1 US$ = 1.3698 C$
United States of America	Cerro Colorado			239,441					239,441	Fee amounts were converted using the average exchange rate for the year ended December 31, 2024 of 1 US$ = 1.3698 C$
United States of America	Red Canyon			95,338					95,338	Fee amounts were converted using the average exchange rate for the year ended December 31, 2024 of 1 US$ = 1.3698 C$
United States of America	Zeno-Ocelot			47,121					47,121	Fee amounts were converted using the average exchange rate for the year ended December 31, 2024 of 1 US$ = 1.3698 C$
United States of America	Dune			9,863					9,863	Fee amounts were converted using the average exchange rate for the year ended December 31, 2024 of 1 US$ = 1.3698 C$

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Integra Resources Corp				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E671462
Subsidiary Reporting Entities (if necessary)	Alio Gold (US) Inc. (E310952), Florida Canyon Gold Inc. (E754838)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	Eden			18,629					18,629	Fee amounts were converted using the average exchange rate for the year ended December 31, 2024 of 1 US$ = 1.3698 C$
United States of America	Marr			25,478					25,478	Fee amounts were converted using the average exchange rate for the year ended December 31, 2024 of 1 US$ = 1.3698 C$
United States of America	Florida Canyon Mine	1,370,866		670,060					2,040,926	Tax and fee amounts were converted using the average exchange rate for the year ended December 31, 2024 of 1 US$ = 1.3698 C$

Additional Notes[3]:	Integra Resources Corp acquired Florida Canyon Gold Inc. and its subsidiaries Alio Gold (US) Inc., Argonaut Gold (US) Inc., Rye Patch Mining US Inc., Rye Patch Gold US Inc., RP Dirt Inc., Standard Gold Mining Inc. and Florida Canyon Mining Inc. on November 8, 2024. This report includes both the pre- and post- acquisition reportable payments for Florida Canyon Gold Inc. and its subsidiaries. Due to the listing of and subsequent delisting of Florida Canyon Gold Inc. from July 16 to Nov 12, 2024, reportable payments are only included for that period. This amended report has been filed to correct an error identified in the “Payments by Project” table. The correction relates to the amounts disclosed under Taxes and Fees for the Florida Canyon Mine. The corrected figures are reflected in this amended version. No other sections of the report were affected by this revision.